                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 FORM 8-K / A-1



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                OCTOBER 15, 1996



                                MED/WASTE, INC.
                                ---------------
               (Exact Name of registrant as specified in charter)



         DELAWARE               0-22294                  65-0297759
         --------               -------                  ----------
    (State or other           (Commission             (I.R.S. Employer
    Jurisdiction of           File Number)             Identification
    Incorporation)                                         Number)



            3890 NW 132ND STREET, SUITE K, OPA LOCKA, FLORIDA  33054
            --------------------------------------------------------
             (Address of principal executive offices and Zip Code)



     Registrant's telephone number, including area code:  (305) 688 - 3931


                                NOT APPLICABLE
         -------------------------------------------------------------
         (Former Name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits:

         ( a ) The following financial statements of Chambers Medical Technologies of South Carolina, Inc. ("Chambers" or the "Company") are included herein:

                  (i)     Report of independent certified public accountants

                  (ii) Balance sheet as of June 30, 1996 (unaudited) and December 31, 1995

                  (iii) Statement of operations for the six months ended June 30, 1996 and 1995 (unaudited) and for the years ended December 31, 1995 and 1994

                  (iv) Statements of shareholders equity for the years ended December 31, 1995 and 1994

                  (v) Statements of cash flows for the six months ended June 30, 1996 and 1995 (unaudited) and for the years ended December 31, 1995 and 1994

                  (vi)    Notes to financial statements


                  Financial statements of Chambers as of December 31, 1995 and for the years ended December 31, 1995 and 1994.


         ( b )    Pro forma financial information.

                  1. Med/Waste, Inc.'s ("Med/Waste") pro forma condensed consolidated balance sheet as of June 30, 1996 (unaudited).

                  2. Med/Waste's pro forma condensed consolidated statement of operations for the year ended December 31, 1995 (unaudited).

                  3. Med/Waste's pro forma condensed consolidated statement of operations for the six months ended June 30, 1996 (unaudited).

          ( c )           Exhibit -- none.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                                    Med/Waste, Inc.
                                                    (Registrant)


                                                    By:  /s/ Daniel A. Stauber
                                                       ------------------------
Dated:       November 12, 1996                               Daniel A. Stauber
                                                             President and Chief
                                                             Executive Officer

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

       (A WHOLLY-OWNED SUBSIDIARY OF CHAMBERS DEVELOPMENT COMPANY, INC.)

                              FINANCIAL STATEMENTS





                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

Financial Statements

Balance Sheet as of June 30, 1996 (unaudited) and December 31, 1995 . . . . . . . . . . . . . . . . . . . .  6
Statements of Operations for the six months ended June 30, 1996 and 1995 (unaudited)
   and the years ended December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Statements of Shareholder's Equity for the six months ended June 30, 1996 (unaudited) and years ended December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Statements of Cash Flows for the six months ended June 30, 1996 and 1995 (unaudited) and the years ended December 31, 1995 and 1994 and . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

               Report of Independent Certified Public Accountants



Board of Directors
Med/Waste, Inc.

We have audited the accompanying balance sheet of Chambers Medical Technologies of South Carolina, Inc., (a wholly-owned subsidiary of Chambers Development Company, Inc.) as of December 31, 1995, and the related statements of operations, shareholder's equity, and cash flows for each of the two years ended in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chambers Medical Technologies of South Carolina, Inc. at December 31, 1995, and the results of its operations and its cash flows for each of the two years ended in the period December 31, 1995 in conformity with generally accepted accounting principles.




                                                                BDO Seidman, LLP



Miami, Florida
November 7, 1996

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

       (A WHOLLY-OWNED SUBSIDIARY OF CHAMBERS DEVELOPMENT COMPANY, INC.)
                                 BALANCE SHEET

                                                                             June 30,         December 31,
                                                                              1996              1995
                                                                        ---------------- ------------------
                                                                             (Unaudited)
Assets

Current assets:

   Cash                                                                  $       6,686       $    271,130

  Accounts receivable, less allowance of $196,000
     and $256,000                                                            1,180,915          1,032,871

   Inventories                                                                   2,150              1,838

   Prepaid expenses                                                             17,610              2,169
                                                                        --------------    ---------------

Total current assets                                                         1,207,361          1,308,008

Property and equipment, net (Notes 1 and 2)                                  2,412,937          2,376,718


Other assets                                                                    33,838             39,179
                                                                        --------------     --------------

                                                                           $ 3,654,136        $ 3,723,905
                                                                        ==============     ==============
Liabilities and Shareholder's Equity

Current Liabilities:

   Accounts payable - trade                                               $    344,288       $    434,112

   Current portion of note payable                                              86,271             71,360

   Due to parent and affiliates (Note 7)                                    25,803,061         24,859,224


   Other accrued liabilities                                                    99,719             13,205
                                                                        --------------     --------------

Total current liabilities                                                   26,333,339         25,377,901
                                                                        --------------     --------------


Note payable, less current portion - (Note 3)                                   13,103             67,763
                                                                        --------------     --------------

Commitment and Contingency (Notes 4 and 8)

Shareholder's equity:


Common stock, $1 par value, 5,000 shares
  authorized and 1,000 shares issued and outstanding                             1,000              1,000

                                                                           (22,693,306)       (21,722,759)
                                                                        --------------     --------------
  Deficit

Total shareholder's equity                                                 (22,692,306)       (21,721,759)
                                                                        --------------     --------------
                                                                         $   3,654,136      $   3,723,905
                                                                        ==============     ==============

                See accompanying notes to financial statements.

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

       (A WHOLLY-OWNED SUBSIDIARY OF CHAMBERS DEVELOPMENT COMPANY, INC.)

                            STATEMENTS OF OPERATIONS



                                                                     For the six months ended        For the years ended
                                                                         June 30,                       December 31,
                                                                   1996           1995               1995          1994
                                                              -------------  -------------   -------------  -------------
                                                                (Unaudited)    (Unaudited)
Revenues                                                        $ 3,487,467    $ 4,383,765     $ 8,497,678     $8,617,269
                                                              -------------  -------------   -------------  -------------

Costs and expenses:

  Operating costs (Note 7)                                        2,673,858      3,720,130       7,042,203      7,408,968
  Administrative and selling expenses (Note 7)                      506,714        902,397       1,449,536      1,863,528
  Impaired asset write-down (Note 6)                                      -              -               -      6,978,004
  Depreciation and amortization (Note 1)                            106,185         89,592         191,978      1,261,647
                                                              -------------  -------------   -------------  -------------

                                                                  3,286,757      4,712,119       8,683,717     17,512,147
                                                              -------------  -------------   -------------  -------------

Operating income (loss)                                             200,710       (328,354)       (186,039)    (8,894,878)
                                                              -------------  -------------   -------------  -------------

Other expenses:
  Interest expense (Note 7)                                       1,077,975      1,089,181       2,159,945        703,013
  Other, net                                                         93,282        118,117         180,028        310,334
                                                              -------------  -------------   -------------  -------------

Net loss                                                         $ (970,547)   $(1,535,652)    $(2,526,012)   $(9,908,225)
                                                              =============  =============   =============  =============


                See accompanying notes to financial statements.

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

       (A WHOLLY-OWNED SUBSIDIARY OF CHAMBERS DEVELOPMENT COMPANY, INC.)

                       STATEMENTS OF SHAREHOLDER'S EQUITY




                                                                  Common                           Total Shareholder's
                                                   Shares          Stock            Deficit               Equity
                                                 -------------  -------------    -------------       -------------
Balance at December 31, 1993                          1,000      $ 1,000         $  (9,288,522)      $  (9,287,522)

Net loss for the year                                     -            -            (9,908,225)         (9,908,225)
                                                 -------------  -------------    -------------       -------------

Balance at December 31, 1994                          1,000      $ 1,000          $(19,196,747)       $(19,195,747)

Net loss for the year                                     -            -            (2,526,012)         (2,526,012)
                                                 -------------  -------------    -------------       -------------

Balance at December 31, 1995                          1,000      $ 1,000          $(21,722,759)       $(21,721,759)


Net loss for the six months (unaudited)                   -            -              (970,547)           (970,547)
                                                 -------------  -------------    -------------       -------------

Balance at June 30, 1996 (unaudited)                  1,000      $ 1,000          $(22,693,306)       $(22,692,306)
                                                 =============  =============    =============       =============


                See accompanying notes to financial statements.

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

       (A WHOLLY-OWNED SUBSIDIARY OF CHAMBERS DEVELOPMENT COMPANY, INC.)

                            STATEMENTS OF CASH FLOWS

                                                             For the six months ended           For the years ended
                                                                     June 30,                         December 31,
                                                                 1996          1995              1995          1994
                                                             ------------  ------------     ------------   ------------
                                                             (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss)                                                      $(970,547   $(1,535,652)     $(2,526,012)   $(9,908,225)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:

    Write-down of fixed assets                                          -             -                -      6,978,004
    Depreciation and amortization                                 106,185        89,592          191,978      1,261,647
    Provision for doubtful accounts receivable                      6,676        75,243          245,116         20,778
    Loss on disposal of fixed assets                                    -             -           45,020        155,889
    Changes in operation assets and liabilities:
      (Increase) decrease in accounts receivable                 (154,720)      132,689          121,777       (326,149)
      (Increase) decrease in inventories                             (312)          549              141             91
      (Increase) decrease in prepaid expenses                     (15,441)      (14,001)           2,222          4,660
      Decrease (increase) in other assets                           5,341       (24,658)         (30,179)       490,415
      (Decrease) increase in accounts payable/accrued liabilities  (3,310)       92,472          (87,776)      (224,863)
      Increase in due to parent company and affiliates (net)      943,837     1,718,353        2,682,797      3,842,220
                                                                ---------     ---------       -----------    ----------

Net cash (used in) provided by operating activities               (82,291)      534,587          645,084      2,294,467

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of fixed assets                                      -             -                -         42,053
Purchases of fixed assets                                        (142,404)     (317,299)        (369,736)      (118,517)
                                                                ---------    ----------       ----------    -----------

Net cash used in investing activities                            (142,404)     (317,299)        (369,736)       (76,464)
yCASH FLOWS FROM FINANCING ACTIVITIES

Payments of note payable                                          (39,749)      (39,749)         (79,500)    (2,259,499)
                                                               ----------    ----------       ----------     ----------

Net cash used in financing activities                             (39,749)      (39,749)         (79,500)    (2,259,499)
                                                               ----------    ----------       ----------     ----------

(Decrease) increase in cash                                      (264,444)      177,539          195,848        (41,496)
Cash at beginning of year                                         271,130        75,282           75,282        116,778
                                                                ---------    ----------       ----------     ----------

Cash at end of year                                             $   6,686    $  252,821       $  271,130     $   75,282
                                                                =========    ==========       ==========     ==========


                See accompanying notes to financial statements.

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

                         NOTES TO FINANCIAL STATEMENTS
                (FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
               AND UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                            JUNE 30, 1996 AND 1995)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION, DESCRIPTION OF BUSINESS

Chambers Medical Technologies of South Carolina, Inc. ("Chambers" or the "Company") is a wholly-owned subsidiary of Chambers Development Company, Inc. ("CDC"). On June 30, 1995, Chambers Development Company, Inc. merged into and became a wholly-owned subsidiary of USA Waste Services, Inc., ("USA Waste").

On October 15, 1996, Med/Waste, Inc. ("Med/Waste"), a Delaware corporation, through its wholly-owned subsidiary Safety Disposal System of South Carolina, Inc., a South Carolina corporation ("SDS"), purchased certain assets of the Company. The assets purchased consisted primarily of real estate and improvements comprising a waste incineration facility, together with all of the equipment, vehicles, machinery, supplies and inventory associated with such incinerator facility (the "Facility"). The Company operated the Facility as a waste disposal incinerator facility for solid, medical and special waste prior to the closing. SDS intends to operate the Facility in a similar manner. The purchase price for the Facility amounted to $3.8 million, payable $1.18 million in cash of which SDS received credits aggregating $620,074 against the cash portion of the purchase price for roof renovations, repairs and taxes and the issuance of a $2.62 million four (4) year non-interest bearing promissory note. The consideration paid by Med/Waste for the Facility was determined in arms-length negotiations between representatives of the USA Waste and Med/Waste. The cash portion of the purchase price was paid out of cash on hand and available borrowings under Med/Waste's working capital line of credit.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenues as services are provided.

PROPERTY AND EQUIPMENT

Property and equipment is carried at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

                                                               Years
                                                               -----
         Building and improvements                            7-30
         Machinery and equipment                              3-12
         Containers                                           3-12
         Furniture and fixtures                               3-10

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

                (FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
               AND UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                            JUNE 30, 1996 AND 1995)

Depreciation and amortization of property and equipment was $191,978 and $1,261,647 for the years ended December 31, 1995 and 1994 (audited), respectively and $106,185 and $89,592 for the six months ended June 30, 1996 and 1995 (unaudited), respectively

INVENTORIES

Inventories, consisting of parts and supplies, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

INCOME TAXES

The Company has filed consolidated Federal and state income tax returns with its parent and does not have a tax sharing agreement. Accordingly, no tax (benefit) has been allocated to the Company. Taxes are computed on a separate return basis.

INTERCOMPANY ALLOCATIONS

Through December 31, 1995, CDC's policy was to allocate 100% of corporate overhead expenses based on a weighted average of third party revenues at the subsidiary level. After June 30, 1995, USA Waste decentralized its corporate activities and discontinued the corporate overhead allocation, since it was no longer necessary. In addition, imputed interest on intercompany balances was based on a rate of 9.0% and 6.6% in 1995 and 1994 (audited), respectively, and 9.0% for the six months ended June 30, 1996 (unaudited).

NEW ACCOUNTING PRONOUNCEMENTS

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") during the year ended December 31, 1995 which was issued in March 1995. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets, and certain identifiable intangibles to be disposed of.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 prescribes a fair value based method of determining compensation expense related to stock-based awards granted to employees or associates. The recognition provisions of SFAS 123 are optional; however, entities electing not to adopt SFAS 123 are required to make disclosures of pro forma net income and earnings per share as if SFAS 123 had been applied. The Company does not plan to adopt the recognition provisions of SFAS 123.

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

                (FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
               AND UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                            JUNE 30, 1996 AND 1995)

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The financial statements as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 are unaudited, and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments consisting of normal recurring accruals, necessary to present fairly the information set forth therein. Results for interim periods are not indicative of results to be expected for an entire year.

2.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                                         June 30,             December 31,
                                                                           1996                  1995
                                                                       ------------          ------------
         Incinerators                                                    $3,864,422            $3,801,496
         Equipment                                                          795,176               811,573
         Building                                                           183,625               183,625
         Land                                                                73,576                73,576
         Furniture and fixtures                                             100,554               100,554
                                                                       ------------          ------------

         Total                                                            5,017,353             4,970,824
         Less accumulated depreciation                                    2,604,416             2,594,106
                                                                        -----------          ------------

         Property and equipment, net                                    $ 2,412,937           $ 2,376,718
                                                                        ===========           ===========


3.  NOTE PAYABLE

Note payable consists of one unsecured non-interest bearing note. The note was issued in connection with the Company's purchase of a waste transfer station in Philadelphia, Pennsylvania. The note, which calls for sixty equal installments of $6,625, matures on August 15, 1997. The Company is imputing interest at 9% per year.

4.  COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS

The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

                (FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
               AND UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                            JUNE 30, 1996 AND 1995)

INSURANCE

The Company self-insures certain of its comprehensive general liability and environmental risks, while maintaining third-party coverage to protect against catastrophic loss. The Company has not incurred significant fines, penalties, or liabilities for pollution or environmental liabilities at any of its facilities; however, the Company's operating results could be adversely affected in the future in the event of uninsured losses.

5.       RETIREMENT PLAN

The Company sponsors a defined contribution 401(k) plan covering substantially all of its employees. Employer contributions are discretionary. There were no employer contributions in 1995 and 1994.

6.       IMPAIRED ASSET WRITE-DOWN

The Company recorded net charges of $6,978,004 for asset impairments in 1994. The charge made in the fourth quarter was to reduce the carrying value of the Company's medical, special, and municipal waste incinerator facility to its estimated net realizable value. The amount of the charge was measured as the difference between the carrying value of long-term assets, principally property and equipment and intangible assets, and the estimated fair value of the assets based on the present value of future cash flows discounted at 12%. The adjustment was based on a review conducted in the fourth quarter which determined that there had been a permanent decline in the value of the facility based on the conclusion that the Company could not recover its investment through future operations, given current and forecasted pricing, waste mix, and capacity trends as well as recently proposed regulations with respect to medical waste incinerator facilities and general declines in the value of waste incinerator businesses.

7.       RELATED PARTY TRANSACTIONS

The following reflects the Company's transaction with related parties:

                                                                June 30,                    December 31,
                                                     ----------------------------------------------------
                                                        1996         1995          1995           1994
                                                     ---------   ----------   ------------    -----------
         Sales to affiliates                        $   16,787   $   14,239   $    28,834      $  11,460
         Interest to parent                          1,077,975    1,089,181     2,159,945        703,017
         Corporate overhead allocation to parent        28,880      349,213       349,213        850,867
         Landfill fees to affiliates                   193,843      489,639       865,949        984,897
         Royalties to affiliates                        79,021       98,621       170,000        172,345

The amounts due to parent and affiliates arise from expenses paid by the parent and charges for services by the affiliates on behalf of the Company.

On August 7, 1996, the Company renewed a contract for two years with an affiliate of USA Waste (the former parent) to provide disposal services for ash and plastic checks for a base rate of $23 and $35 per ton, respectively.

             CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC.

                (FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
               AND UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                            JUNE 30, 1996 AND 1995)

8.       LITIGATION

The Company owns and operates a medical, special and municipal waste incineration facility in Hampton, South Carolina. The facility is permitted to incinerate 200 tons of waste per day. The Company is implementing a plan to maximize utilization of the facility in response to changing market conditions. The Company is currently focusing its marketing on higher priced, higher fuel value special wastes such as pharmaceuticals, petrochemicals and scrap tires. State legislation restricts the facility's permitted incineration capacity to the greater of (i) 50 tons per day of medical waste or (ii) on a monthly basis, 1/12 of the estimated amount of medical waste generated within the State of South Carolina within one year. The Company has undertaken a constitutional challenge to the state's imposition of the limitation, as well as to certain provisions of the South Carolina Infectious Waste Management Act and the regulations promulgated thereunder. At the trial level the Company was successful in its challenge to certain fee requirements under the regulations; however, the Company was not successful in having the volume limitation ruled unconstitutional. The Company believes that this legislative restriction will not materially affect operations, since the Company anticipates offsetting this reduction in medical waste incineration by increasing its special waste incineration activities.

The Company filed a motion for a stay pending appeal of the implementation of the volume limitation, which stay pending appeal was granted. However, such stay was later lifted by the Court and on October 1, 1996, the 50 tons per day of medical waste cap went into effect. The Company is pursuing the appeal of the volume limitation.

The Company is subject to various legal proceedings, claims and liabilities which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these matters will not materially affect the financial position of the Company.

9.       CONCENTRATIONS OF CREDIT RISK

The Company sells its services principally to customers on the east coast of the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral for outstanding accounts receivable. Allowances are estimated for potential credit losses.

                        MED/WASTE, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)


The accompanying condensed consolidated pro forma financial statements illustrate the effect of the acquisition of certain assets of Chambers Medical Technologies of South Carolina, Inc., ("Chambers" or the "Company") on Med/Waste, Inc.'s and subsidiaries' ("Med/Waste") consolidated financial position and results of operations. On October 15, 1996, Med/Waste purchased certain assets of the Company. The assets purchased consisted primarily of real estate and improvements comprising a waste incineration facility, together with all of the equipment, vehicles, machinery, supplies and inventory associated with such incinerator facility (the "Facility"). The Company operated the Facility as a waste disposal incinerator facility for solid, medical and special waste prior to the closing. Med/Waste intends to operate the Facility in a similar manner. The purchase price for the Facility amounted to $3.8 million, payable $1.18 million in cash of which Med/Waste received credits aggregating $620,074 against the cash portion of the purchase for roof renovations, repairs and taxes and the issuance of a $2.62 million four (4) year non-interest bearing promissory note. The cash portion of the purchase price was paid out of cash on hand and available borrowings under Med/Waste's working capital line of credit.

The condensed consolidated balance sheet as of June 30, 1996 is based on the historical balance sheets of the Company and Med/Waste as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the six months ended June 30, 1996 and for the year ended December 31, 1995 are based on the historical statements of operations of the Company and Med/Waste for those periods. The pro forma condensed consolidated statements of operations assumes the acquisition took place on January 1, 1995.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of Med/Waste, Inc., and Subsidiaries and Chambers Medical Technologies of South Carolina, Inc.

                        MED/WASTE, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1996

                                  (UNAUDITED)




                                                                MED/WASTE           CHAMBERS     ADJUSTMENTS        PRO FORMA
                                                                ---------           --------     -----------        ---------
 ASSETS
    Current assets:
        Cash and cash equivalents                             $    94,233                                              $    94,233
        Fixed income investments                                  511,833                                                  511,833
        Accounts receivable, net                                1,518,861                                                1,518,861
        Notes receivables from franchisees - current portion    1,135,237                                                1,135,237
        Inventories                                               227,053             $2,150                               229,203
        Prepaid expenses                                          266,731                                                  266,731
                                                                ---------         ----------                            ----------

            Total current assets                                3,753,948              2,150                             3,756,098

    Notes receivable from franchisees - less current              827,828                                                  827,828
    Operating and office equipment, net of
        accumulated depreciation                                1,491,535          2,412,937         622,371  (1)        4,526,843
    Intangible assets - net of accumulated amortization           420,004                                                  420,004
    Other assets                                                  161,486                                                  161,486
    Cost in excess of net assets acquired                                                             99,792  (1)           99,792
                                                             ------------       ------------                          ------------
     Total assets                                            $  6,654,801        $ 2,415,087                           $ 9,792,051
                                                             ============       ============                          ============


 LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
        Accounts payable and accrued expenses                  $1,366,899                           620,074   (1)       $1,986,973
        Line of credit                                                                              559,926   (1)          559,926
        Current portion of long term debt                                                           191,000   (1)          191,000
        Current portion of capital lease obligations              162,754                                                  162,754
        Notes payable                                             464,599                                                  464,599
        Deferred revenue                                          213,050                                                  213,050
        Customer deposits                                          37,501                                                   37,501
                                                             ------------                                             ------------

         Total current liabilities                              2,244,803                                                3,615,803
    Notes payable and long-term debt                              441,892                         1,766,250  (1)         2,208,142
    Shareholders' equity                                        3,968,106          2,415,087     (2,415,087) (1)         3,968,106
                                                             ------------       ------------                          ------------
    Total liabilities and shareholders' equity                 $6,564,801         $2,415,087                            $9,792,051
                                                             ============       ============                          ============


     See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                        MED/WASTE, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1996

                                  (UNAUDITED)



                                                            MED/WASTE             CHAMBERS          ADJUSTMENTS         PRO FORMA
                                                           -------------      -------------                          -------------
 Revenues                                                     $8,667,305         $3,487,467                            $12,154,772
                                                           -------------      -------------                          -------------
 Operating costs and expenses:
     Operating costs                                           6,339,419          2,780,043         (100,391) (2)        9,019,071
     Selling and administrative                                2,203,205            506,714             1,996 (3)        2,711,915
                                                           -------------      -------------                          -------------

 Total operating costs and expenses                            8,542,624          3,286,757                             11,730,986
                                                           -------------      -------------                          -------------
 Operating income                                                124,681            200,710                                423,786

 Other, net                                                       59,694         (1,171,257)        961,666  (4)          (149,897)
                                                           -------------      -------------                          -------------

 Net income (loss)                                              $184,375          ($970,547)                              $273,889
                                                           =============      =============                          =============

 Net income (loss) per share                                       $0.10                                                     $0.14
                                                           =============                                             =============
 Weighted average shares outstanding                           1,895,420                                                 1,895,420
                                                           =============                                             =============





     See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                        MED/WASTE, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

                                  (UNAUDITED)



                                                          MED/WASTE             CHAMBERS          ADJUSTMENTS          PRO FORMA
                                                        -------------      -------------        -------------      -------------
 Revenues                                                 $14,078,986         $8,497,678                             $22,576,664
                                                        -------------      -------------                           -------------


 Operating costs and expenses:
     Operating costs                                       10,443,851          7,234,181         (579,994) (2)        17,098,038

     Selling and administrative                             3,712,603          1,449,536                               5,162,139
     Nonrecurring loss                                      1,622,872                                                  1,622,872

     Amortization of intangibles                              117,119                               3,992 (3)            121,111
                                                        -------------      -------------                           -------------

 Total operating costs and expenses                        15,896,445          8,683,717                              24,004,160
                                                        -------------      -------------                           -------------

 Operating income                                          (1,817,459)          (186,039)                             (1,427,496)

 Other, net                                                    68,533         (2,339,973)       1,927,327 (4)           (344,113)
                                                        -------------      -------------                           -------------

 Net (loss)                                                (1,748,926)        (2,526,012)                             (1,771,609)
                                                        =============      =============                           =============


 Net (loss) per share                                          ($0.93)                                                    ($0.94)
                                                        =============                                              =============
 Weighted average shares outstanding                        1,878,337                                                  1,878,337
                                                        =============                                              =============

                        MED/WASTE, INC. AND SUBSIDIARIES

         Notes to Pro Forma Condensed Consolidated Financial Statements

                                 June 30, 1996

                                  (Unaudited)

 Note A -  Pro forma Adjustments
 The pro forma adjustments to the condensed consolidated balance sheet are as follows:


   (1)   To  reflect  the   acquisition  of  certain  assets  of  Chambers
         Medical Technologies of South Carolina, Inc. ("Chambers" or the "Company")
         and the  allocation of  the purchase  price on  the basis of  the fair values of the assets acquired.  The components of the purchase price and its allocation to the assets  of the Company
         are as follows:

         Components of purchase price:
             Cash from borrowings under Med/Waste's credit facility                                                 $559,926
             Note payable                                                                                          2,620,000
             Accounts payable and accrued expenses:
                 Pre-acquisition contingencies (substantially roof renovations)               $551,000
                 Taxes and fees payable                                                         69,074               620,074
                                                                                               -------             ---------
           Purchase price                                                                                          3,800,000

           Less discount imputed at 10%                                                                             (662,750)
                                                                                                                   ---------
                                                                                                                   3,137,250
       Allocation of purchase price:
             Increase in property and equipment                                                                     (622,371)
             Parent's equity in Company                                                                           (2,415,087)
                                                                                                                  ----------

       Cost in excess of net assets acquired                                                                         $99,792
                                                                                                                  ==========

                        MED/WASTE, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1996

                                  (UNAUDITED)





 Note B - The pro forma adjustments to the condensed consolidated statements of operations are as follows:

                                                                                                Year Ended              Six
                                                                                               December 31,         Months Ended
                                                                                                   1995            June 30, 1996
                                                                                                -----------        --------------
       (2)  Adjustments to operating costs:
              Elimination of royalty expense allocation to affiliates                             ($170,000)             ($70,000)
              Elimination of management fee to parent                                              (349,213)                    -
              Decrease in casual labor                                                              (84,000)              (42,000)
              Increase in depreciation                                                               23,219                11,609
                                                                                                -----------           -----------
                                                                                                  ($579,994)
                                                                                                ===========

             The decrease in  casual labor results from reducing the number of shifts for which casual labor is used.
            The increase in depreciation results from the increase in equipment.

       (3)  Adjustment to amortization of intangibles:
              Amortization of excess cost over fair value of net assets acquired

                      over 25 years                                                                  $3,992                $1,996
                                                                                                -----------           -----------
       (4)  Adjustments to other (net):
              Elimination of Parent intercompany interest allocation                            ($2,159,945)          ($1,077,975)
              Interest expense on line of credit (at an average rate of 10%)                         55,993                27,996
              Interest expense on note payable (at an average rate of 10%)                          176,625                88,313
                                                                                                -----------           -----------
                                                                                                ($1,927,327)           ($ 961,666)
                                                                                                ===========           ===========